UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023

HH&L Acquisition Co.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40006	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2001-2002, 20/F, York House The Landmark, 15 Queen’s Road Central Central, Hong Kong	00000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 3752 2870

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	HHLA	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	HHLA WS	The New York Stock Exchange
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	HHLA.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As disclosed in the definitive proxy statement (the “Extension Proxy Statement”) on Schedule 14A filed by HH&L Acquisition Co. (the “Company”) on January 17, 2023 with the U.S. Securities and Exchange Commission (the “SEC”), HH&L Investment Co. (the “Sponsor”) will loan to the Company 50% of each Contribution (as defined in the Extension Proxy Statement) to implement the Extension (as defined in the Extension Proxy Statement). Such loans to the Company for the Contributions will not bear interest and will be repayable by the Company to the Sponsor upon consummation of an initial business combination. The loans will be forgiven if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the trust account (the “Trust Account”) established by the Company in which the proceeds of its initial public offering and the proceeds of the sale of the warrants issued to the Sponsor in the private placement that closed on February 5, 2021 (the “Private Placement Warrants”) prior to the consummation of its initial public offering were deposited.

Furthermore, as disclosed in the final prospectus of the Company filed with the SEC pursuant to Rule 424(b) (Registration No. 333-252254), dated February 5, 2021, the Sponsor may make loans to the Company as may be required on a non-interest basis. Up to $1,500,000 of such loans may be convertible into warrants with identical terms with the Private Placement Warrants at a price of $1.00 per warrant at the option of the Sponsor.

On March 6, 2023, HH&L Acquisition Co. (the “Company”) issued an unsecured convertible promissory note (the “Note”) to the Sponsor, pursuant to which the Company may borrow up to $600,000 under the Note. The Company may apply up to $570,000 under the Note to fund the Company’s deposit (the “Extension Deposit”) in the Trust Account for effecting the Extension (the “Extension Deposit Amount”), and shall apply any remaining amount under the Note for general corporate purpose (“General Corporate Amount”). The initial principal balance outstanding under the Note is $190,000 as of March 6, 2023, which was used to fund the Extension Deposit. The Company may further draw down the Note in aggregate principal amount up to $410,000.

The General Corporate Amount may, at the Sponsor’s discretion, be converted into warrants (the “General Corporate Amount Warrants”) to purchase Class A ordinary shares of the Company, par value $0.0001 per share, at a conversion price equal to $1.00 per warrant, with each warrant entitling the holder to purchase one Class A ordinary share of the Company at a price of $11.50 per share, subject to the same adjustments applicable to the Private Placement Warrants. The terms of the General Corporate Amount Warrants will be identical to those of the Private Placement Warrants.

The Note will not bear any interest, and will be repayable by the Company to the Sponsor, if not converted or repaid on the effective date of an initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses. The maturity date of the Note may be accelerated upon the occurrence of an Event of Default (as defined under the Note). In the event that an initial business combination is not consummated, the Extension Deposit Amount will be forgiven or eliminated, except to the extent of any fund held by the Company outside of the Trust Account.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by the terms and conditions of thereof. A copy of the Note is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 to the extent required herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required herein.

The Working Capital Loan Warrants will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

    (d)       Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Convertible Promissory Note, dated as of March 6, 2023, issued to HH&L Investment Co..
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HH&L Acquisition Co.

By:	/s/ Richard Qi Li
	Name:	Richard Qi Li
	Title:	Chief Executive Officer

Dated: March 6, 2023